GUSTAVSON ASSOCIATES

GEOLOGISTS · ENGINEERS · ECONOMISTS · APPRAISERS

Dejour Energy Inc.

Consent of Independent Petroleum Engineers

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Dejour Energy Inc., of the use and reference to our name and reports evaluating a portion of Dejour Energy Inc.'s petroleum and natural gas reserves as of December 31, 2010, appearing in the Annual Report on Form 20-F of Dejour Energy Inc. for the fiscal year ended December 31, 2010.

Yours truly,

Natalie Barron

Natalie Barron
Petroleum Engineer
Gustavson Associates LLC
February 14, 2012